Exhibit 3(ii)

3M COMPANY

AMENDED AND RESTATED BYLAWS

As Adopted November 10, 2015

SEAL

1.             The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and shall be in such form as may be approved from time to time by the Board of Directors.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

MEETINGS OF STOCKHOLDERS

2.             All meetings of the stockholders shall be held at such date, time, and place either within or without the State of Delaware as may be designated by the Board of Directors from time to time in the notice of the meeting.  An annual meeting shall be held for the election of directors, and any other proper business may be transacted thereat.

3.             The holders of a majority of each class of stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Restated Certificate of Incorporation, or by these Bylaws.  For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting.  In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 4 of these Bylaws until a quorum shall attend.

4.             At any meeting of stockholders, annual or special, the Chairman of the meeting, or the holders of a majority of the voting power of the voting stock of the Corporation represented in person or by proxy at the meeting, may adjourn the meeting from time to time, to reconvene at the same or some other place, whether or not there is a quorum.  Notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

5.             At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period.  Unless otherwise provided in the Restated Certificate of Incorporation or as otherwise determined by the Board of Directors pursuant to the powers conferred by the Restated Certificate of Incorporation, each stockholder shall have one vote for each share of stock having voting power, registered in his or her name on the books of the Corporation.

6.             Written notice of the annual meeting which shall state the place, date, and hour of the meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock book of the Corporation, at least ten (10) days prior to the meeting.  Any previously scheduled meeting of the stockholders may be postponed, and (unless the Restated Certificate of Incorporation otherwise provides) any special meeting of the stockholders holders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

7.             A complete list of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order, with the record address of each, and the number of voting shares held by each, shall be prepared by the Secretary and made available for examination by any stockholder either at a place within the city where the meeting is to be held, which place shall be so specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held, at least ten (10) days before every meeting, and shall at all times, during the usual hours for business, and during the whole time of said meeting, continue to be open to the examination of any stockholder, for any purpose germane to the meeting.

8.             Special Meetings of the Stockholders

(a)           General.  A special meeting of the stockholders may be called at any time by the Board of Directors, or by any of the following persons with the concurrence of a majority of the Board of Directors: the Chairman of the Board of Directors, or the chief executive officer or the Secretary, but such special meetings may not be called by any other person or persons.

(b)           Stockholder Requested Special Meeting.

(1)           A special meeting of stockholders shall be called by the Board of Directors upon written request to the Secretary of one or more record holders of shares of stock of the Corporation representing in the aggregate not less than twenty-five percent (25%) of the total number of shares of stock entitled to vote on the matter or matters to be brought before the proposed special meeting.  A request to the Secretary shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall set forth: (i) a brief description of each matter of business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, (ii) the name and address, as they appear on the Corporation’s books, of each stockholder requesting the special meeting, (iii) the class and number of shares of the Corporation which are owned by each stockholder requesting the special meeting, including shares beneficially owned and shares held of record, (iv) any material interest of each stockholder in the business desired to be brought before the special meeting, and (v) any other information that is required to be set forth in a stockholder’s notice required pursuant to Bylaw 10A.

(2)           A special meeting requested by stockholders shall be held at such date, time and place within or without the state of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting is received by the Secretary.  Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if the Board of Directors has called or calls for an annual meeting of stockholders to be held within ninety (90) days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the request.  A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.

(3)           Business transacted at a special meeting requested by stockholders shall be limited to the purposes stated in the request for the special meeting; provided, however, that nothing herein shall prohibit the Board from submitting additional matters to stockholders at any such special meeting.

9.             Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be mailed postage prepaid, at least ten (10) days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation.

10.          The Board of Directors shall appoint three persons as inspectors of election, to serve for one year or until their successors are chosen.  The inspectors shall act at meetings of stockholders on elections of Directors and on all other matters voted upon by ballot.

Any two of the inspectors in the absence of the third shall have power to act.  If at the time of any meeting inspectors have not been appointed or if none, or only one, of the inspectors is present and willing to act, the Chairman of the Board shall appoint the required number of inspectors so that three inspectors shall be present and acting.

10A.       Notice of Stockholder Business and Nominations.

(a)           Annual Meetings of Stockholders.

(1)           Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof, (iii) by any stockholder of the Corporation who was a stockholder of record at the time the notice provided for in this Section 10A(a) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10A(a) or (iv) by an Eligible Stockholder with respect to a Stockholder Nominee pursuant and subject to Section 10B of these Bylaws.

(2)           For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 10A, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action.

To be timely, a stockholder’s notice shall be delivered to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s definitive proxy statement filing date with respect to such year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation).  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.  For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder, or under any other provision of the Bylaws, or enable or be deemed to permit a stockholder who has previously submitted notice hereunder, or under any other provision of the Bylaws, to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the stockholders.

(3)           Such stockholder’s notice shall set forth:

(i)            as to each person whom the stockholder proposes to nominate for election as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between such nominee, on the one hand, and the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is made, or their respective affiliates or associates or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if any of such persons were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(ii)           as to any other business that the stockholder proposes to bring before the meeting, (a) a brief description of the business desired to be brought before the meeting, (b) the reasons for conducting such business at the meeting and any material interest of such stockholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, in such business, (c) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), and (d) a description of all agreements, arrangements and understandings between such stockholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(iii)          as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith,  (B) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner, and their respective affiliates or associates or others acting in concert therewith, (C) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (D) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (E) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith has any right to vote any class or series of shares of the Corporation, (F) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”), (G) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation, (H) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (I) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner of any of their respective affiliates or associates or others acting in concert therewith is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, (J) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith and (K) any direct or indirect interest of such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, commercial contract, collective bargaining agreement or consulting agreement),  (L) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (M) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination, (N) the information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder or beneficial owner, if any, and (O) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

The foregoing notice requirements of this Section 10A(a) shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

With respect to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth above, also include a completed and signed questionnaire, representation and agreement required by Section 10A(a)(4) of these Bylaws.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

Notwithstanding anything in this Section 10A(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased effective at the annual meeting and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 10A(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(4)           For a nominee of a stockholder to be eligible for election as a director of the Corporation, there must be delivered for such nominee (in accordance with the time periods described for delivery of notice under Section 10A or, as applicable, Section 10B of these Bylaws) to the Secretary at the principal executive offices of the Corporation: (1) a completed written questionnaire of such nominee with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided to such nominee by the Secretary upon written request); (2) an executed written representation and agreement of such nominee (in the form provided by the Secretary upon request) that such nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed therein or (B) any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the Corporation, with such nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with nomination, service or action as a director that has not been disclosed therein, and (iii) in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time.

(b)           Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors or any committee thereof (or stockholders pursuant to Section 8(b) hereof) or (B) provided that the Board of Directors (or stockholders pursuant to Section 8(b) hereof) has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 10A(a) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 10A(a).  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a) of this Section 10A shall be delivered to and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the special meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the special meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof.

(c)           General.

(1)           Only such persons who are nominated in accordance with the procedures set forth in this Section 10A or, as applicable, Section 10B shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10A or, as applicable, Section 10B.  Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10A (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(4)(F) of this Section 10A) or, as applicable, Section 10B and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 10A or, as applicable, Section 10B, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 10A or, as applicable, Section 10B, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 10A or Section 10B, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)           For purposes of this Section 10A, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)           Notwithstanding the foregoing provisions of this Section 10A or the  provisions of Section 10B, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 10A or Section 10B; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 10A (including paragraphs a(1)(iii) and b hereof) or nominations pursuant to Section 10B, and compliance with paragraphs a(1)(iii) and b of this Section 10A or, with respect to nominations to be made at annual meeting, Section 10B shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate paragraph of (a)(5)(iii), matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).  Nothing in this Section 10A or Section 10B shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

10B.    INCLUSION OF STOCKHOLDER DIRECTOR NOMINATIONS IN THE CORPORATION’S PROXY MATERIALS.

(A)          Subject to the terms and conditions set forth in these Bylaws, the Corporation shall include in its proxy statement for an annual meeting of stockholders at which the Corporation will be electing directors to the Board the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by one or more stockholders that satisfy the requirements of this Section 10B, including qualifying as an Eligible Stockholder (as defined in paragraph (E) below), and that expressly elects at the time of providing the written notice required by this Section 10B (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 10B.  For the purposes of this Section 10B:

(1) “Voting Stock” shall mean outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors;

(2) “Constituent Holder” shall mean any stockholder, collective investment fund included within a Qualifying Fund (as defined in paragraph (E) below) or beneficial holder whose stock ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined in paragraph (E) below) or qualifying as an Eligible Stockholder (as defined in paragraph (E) below);

(3) “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Exchange Act ; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and

(4)  a stockholder shall be deemed to “own” only those outstanding shares of Voting Stock as to which the stockholder (or any Constituent Holder) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares.  The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such stockholder (or any of its affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder (or any of its affiliates) for any purposes or purchased by such stockholder (or any of its affiliates) pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder (or any of its affiliates), whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of Voting Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s (or affiliate’s) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder (or affiliate).  A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares.  A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares or delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which in either case is revocable at any time by the stockholder; provided, that in the case of loaned shares, such shares are recalled no later than the final date when a Proxy Access Notice pursuant to this Section 10B may be timely delivered to the Corporation and such shares remain recalled (and otherwise “owned” as defined herein) through the annual meeting.  The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(B)          For purposes of this Section 10B, the “Required Information” that the Corporation will include in its proxy statement is (1) the information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (2) if the Eligible Stockholder so elects, a Statement (as defined below).  The Corporation shall also include the name of the Stockholder Nominee in its proxy card.  For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(C)          To be timely, a stockholder’s Proxy Access Notice must be delivered to the principal executive offices of the Corporation within the time periods applicable to stockholder

notices of nominations pursuant to Section 10A(a)(2) of these Bylaws.   In no event shall any adjournment or postponement of an annual meeting, the date of which has been announced by the Corporation, commence a new time period for the giving of a Proxy Access Notice.

(D)          The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 10B but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (x) two and (y) the largest whole number that does not exceed 20% of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 10B (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced  by:

(1)           the number of such director candidates for which the Corporation shall have received one or more stockholder notices nominating director candidates pursuant to Section 10A of these Bylaws;

(2)           except as provided in clause (3) below, the number of directors in office or director candidates that in either case will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such stockholder or group of stockholders, from the Corporation), other than any such director referred to in this clause (2) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board, for at least two annual terms, but only to the extent the Permitted Number after such reduction with respect to this clause (2) equals or exceeds one; and

(3)           the number of directors in office that will be included in the Corporation’s proxy materials with respect to such annual meeting for whom access to the Corporation’s proxy materials was previously provided (or requested) pursuant to this Section 10B, other than any such director referred to in this clause (3) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board, for at least two annual terms;

provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced.  In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 10B exceeds the Permitted Number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the Corporation.  If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(E)           An “Eligible Stockholder” is one or more stockholders of record who own and have owned, or is acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 10B, and as of the record date for determining stockholders eligible to vote at the annual meeting, at least three percent (3%) of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting, provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty.  Two or more collective investment funds that are part of the same family of funds or sponsored by the same employer (a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this paragraph (E), provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 10B.  No shares may be attributed to more than one group constituting an Eligible Stockholder under this Section 10B (and, for the avoidance of doubt, no stockholder may be a member of more than one group constituting an Eligible Stockholder).  A record holder acting on behalf of a beneficial owner will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (E), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings.    For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year (3 year) period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(F)           No later than the final date when a Proxy Access Notice pursuant to this Section 10B may be timely delivered to the Corporation, an Eligible Stockholder (including each Constituent Holder)  must provide in writing the information contemplated by Section 10A(a)(3) of these Bylaws to the Secretary of the Corporation and provide the following information in writing to the Secretary of the Corporation:

(1)           the name and address of, and number of shares of Voting Stock owned by such person;

(2)           one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(a)           within ten days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(b)           immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders;

(3)           any information relating to such Eligible Stockholder (including any Constituent Holder) and their respective affiliates or associates or others acting in concert therewith, and any information relating to such Eligible Stockholder’s Stockholder Nominee(s), in each case that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for the election of such Stockholder Nominee(s) in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(4)           a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Eligible Stockholder (including any Constituent Holder) and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Stockholder’s Stockholder Nominee(s), and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Eligible Stockholder (including any Constituent Holder), or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive officer of such registrant;

(5)           a representation that such person:

(a)           acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent;

(b)           has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 10B;

(c)           has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

(d)           will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and

(e)           will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 10B;

(6)           in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(7)           an undertaking that such person agrees to:

(a)           assume all liability stemming from, and indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation; and

(b)           file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder of stockholders of the Corporation relating to the annual meeting at which the Stockholder Nominee will be nominated.

In addition, no later than the final date when a Proxy Access Notice pursuant to this Section 10B may be timely delivered to the Corporation, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary of the Corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds comprising the Qualifying Fund are either part of the same family of funds or sponsored by the same employer.  In order to be considered timely, any information required by this Section 10B to be provided to the Corporation must be supplemented (by delivery to the Secretary of the Corporation) (1) no later than ten days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date, and (2) no later than the fifth day before the annual meeting, to disclose the foregoing information as of the date that is ten days prior to such annual meeting.  For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect.

(G)          The Eligible Stockholder may provide to the Secretary of the Corporation, at the time the information required by this Section 10B is originally provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Stockholder’s Stockholder

Nominee (the “Statement”).  Notwithstanding anything to the contrary contained in this Section 10B, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

(H)          No later than the final date when a Proxy Access Notice pursuant to this Section 10B may be timely delivered to the Corporation, each Stockholder Nominee must:

(1)           provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a stockholder), that such Stockholder Nominee consents to being named in the Corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s) proxy statement and form of proxy card) as a nominee and consents to serving as a director of the Corporation if elected;

(2)           provide the completed and signed questionnaire, representation and agreement required by Section 10A(a)(4) of these Bylaws;

(3)           provide in writing the information contemplated by Section 10A(a)(3)(i) of these Bylaws to the Secretary of the Corporation;

(4)           complete, sign and submit all other questionnaires required of the Corporation’s directors generally; and

(5)           provide such additional information as necessary to permit the Board of Directors to determine if any of the matters contemplated by paragraph (J) below apply and if such Stockholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s corporate governance guidelines or is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder) or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any such defect.

(I)            Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 10B or any other provision of the Corporation’s Bylaws, Restated Certificate of Incorporation or other applicable regulation any time before the annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders.

(J)            The Corporation shall not be required to include, pursuant to this Section 10B, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(1)           who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors;

(2)           whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these Bylaws, the Restated Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded, or any applicable law, rule or regulation or who (i) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years or (ii) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

(3)           if the Eligible Stockholder (or any Constituent Holder) or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 10B or any agreement, representation or undertaking required by this Section; or

(4)           if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.

For the purposes of this paragraph (J), clauses (1) and (2) and, to the extent related to a breach or failure by the Stockholder Nominee, clause (3) will result in the exclusion from the proxy materials pursuant to this Section 10B of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Stockholder Nominee to be nominated; provided, however, that clause (4) and, to the extent related to a breach or failure by an Eligible Stockholder (or any Constituent Holder), clause (3)  will result in the Voting Shares owned by such Eligible Stockholder (or Constituent Holder) being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice shall no longer have been filed by an Eligible Stockholder, the exclusion from the proxy materials pursuant to this Section 10B of all of the applicable stockholder’s Stockholder Nominees from the applicable annual meeting of stockholders or, if the proxy statement has already been filed, the ineligibility of all of such stockholder’s Stockholder Nominees to be nominated).

DIRECTORS

11.          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Restated Certificate of Incorporation.

12.          Except as otherwise fixed by or pursuant to the provisions of Article FOURTH of the Restated Certificate of Incorporation (as it may be duly amended from time to time) relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect, by separate class vote, additional directors, the number of directors of the Corporation shall be the number fixed from time to time by the affirmative vote of a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies.  Until otherwise fixed by the directors, the number of directors constituting the entire Board shall be 16.  Except as otherwise provided by these Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast.  For purposes of this Section 12 of these Bylaws, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

13.          Newly created directorships resulting from an increase in the number of directors of the Corporation and vacancies occurring in the Board of Directors resulting from death, resignation, retirement, removal, or any other reason shall be filled by the affirmative vote of a majority of the directors, although less than a quorum, then remaining in office and elected by the holders of the capital stock of the Corporation entitled to vote generally in the election of directors or, in the event that there is only one such director, by such sole remaining director.  Any director elected in accordance with the preceding sentence shall hold office for the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

14.          In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

COMMITTEES OF DIRECTORS

15.          The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate an Executive Committee and one or more committees, each committee to consist of one (1) or more Directors of the Corporation, which, to the extent provided in said resolution or resolutions or in these Bylaws, or unless otherwise prescribed by statute, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.  Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board.

16.          The committees of the Board of Directors shall keep regular minutes of their proceedings and report the same to the Board when required.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any absent or disqualified member.

COMPENSATION OF DIRECTORS

17.          The compensation of the Directors of the Corporation shall be fixed by resolution of the Board of Directors.

MEETINGS OF THE BOARD

18.          Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

19.          Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, or by any two directors.  Reasonable notice thereof shall be given by the person or persons calling the meeting.

20.          Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

21.          Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board, by a chairman chosen at the meeting.  The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

22.          Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

23.          At all meetings of the Board of Directors, a majority of the Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at any meeting at which there is a quorum, shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Restated Certificate of Incorporation or by these Bylaws.  In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

OFFICERS

24.          The officers of the Corporation shall be elected by the Board of Directors at its annual meeting, or if the case requires, at any other regular or special meeting; and shall be a Chairman of the Board of Directors and a Secretary, and, if it so determines, one or more vice presidents, a Treasurer, one or more assistant secretaries, one or more assistant treasurers, and such other officers as the Board shall deem desirable.  The same person may hold any two offices at the same time.

25.          The Board of Directors may appoint such other officers and agents as it shall deem desirable with such further designations and titles as it considers desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

26.          The compensation of the officers of the Corporation shall be fixed by or under the direction of the Board of Directors.

27.          Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Any officer may resign at any time upon written notice to the Board or to the Chairman or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.  The Board may remove any officer with or without cause at any time.  Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights.  Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

28.          The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws, and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board.  The Board may require any officer, agent, or employee to give security for the faithful performance of his or her duties.

SHARES OF STOCK

29.          The certificates of stock of the Corporation shall be in such form as is consistent with applicable law.  The shares of stock of the Corporation shall be represented by certificates, or some or all of any or all classes or series of its stock shall be uncertificated shares.  Every holder of stock in the Corporation, upon request, shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, or a vice president, and the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary, certifying the number of shares owned by the holder in the Corporation.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.  Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by attorney lawfully constituted in writing, and, in case of stock represented by a certificate, upon surrender of the certificate.

LOST, STOLEN, OR DESTROYED STOCK CERTIFICATE

30.          The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

FISCAL YEAR

31.          The fiscal year shall begin on the first day of January in each year.

NOTICES

32.          Whenever under the provisions of these Bylaws notice is required to be given to any Director, officer, or stockholder, it shall not be construed to mean personal notice, unless expressly so stated, but such notice may be given by any means or instrumentality reasonably designed for such purpose and permitted by law.

33.          Whenever notice is required to be given by law or under any provision of the Restated Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Restated Certificate of Incorporation or these Bylaws.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

34.          The Corporation shall indemnify, to the full extent authorized or permitted by law, any person made or threatened to be made a party to any action, suit, or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a Director, officer, or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a Director, officer, or employee.

Expenses incurred by any such person in defending any such action, suit, or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.  The rights provided to any person by this Bylaw shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a Director, officer, or employee.  No amendment of this Bylaw shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

For purposes of this Bylaw 34, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, trust, or employee benefit plan; service “at the request of the Corporation” shall include service as a Director, officer, or employee of the Corporation which imposes duties on, or involves services by, such Director, officer, or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interest of the Corporation.

35.          The indemnification provided by these Bylaws shall not be deemed exclusive of any other rights to which those indemnified may be entitled by any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

36.          The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of these Bylaws.

INTERESTED DIRECTORS

37.          No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board, a committee thereof, or the stockholders.  Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

FORM OF RECORDS

38.          Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

AMENDMENTS

39.          Subject to any limitations imposed by the Restated Certificate of Incorporation, the Board of Directors shall have power to adopt, amend, or repeal these Bylaws.  Any Bylaws made by the directors under the powers conferred by the Restated Certificate of Incorporation may be amended or repealed by the directors or by the stockholders.